ROPER TECHNOLOGIES, INC.
DIRECTOR COMPENSATION PLAN

ARTICLE 1
PURPOSE

1.1.    BACKGROUND. This Director Compensation Plan (the "Plan") is adopted to formalize the compensation for Non-Employee Directors of Roper Technologies, Inc. (the “Company”) and supersedes all prior plans previously adopted by the Compensation Committee and/or Board of Directors governing the compensation of the Company’s Non-Employee Directors.
1.2.    Purpose. The purpose of the Plan is to attract, retain and compensate highly-qualified individuals who are not employees of Roper Technologies, Inc. or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Stock of the Company. The Company intends that the Plan will benefit the Company and its shareholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Stock and will closely associate the interests of Non-Employee Directors with that of the Company’s shareholders.

1.3.    ELIGIBILITY. Non-Employee Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

ARTICLE 2
DEFINITIONS

2.1    DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Incentive Plan as defined herein. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a) “Base Annual Cash Retainer” means the annual cash retainer payable by the Company to a Non-Employee Director pursuant to Section 5.1 hereof for service as a Director (i.e., excluding any Supplemental Annual Cash Retainer), as such amount may be changed from time to time.

(b)    “Board of Directors” and “Board” mean the board of directors of the Company.

(c)    “Compensation Committee” and “Committee” means the compensation committee of the Board.

(d)    “Deferred Compensation Plan” means the Roper Technologies, Inc. Non-Qualified Retirement Plan, as amended and restated as of January 1, 2013, or any subsequent nonqualified deferred compensation plan in which Non-Employee Directors are permitted to participate and that is designated by the Committee as the Deferred Compensation Plan for purposes of this Plan.

(e)    “Director” means a member of the Board of Directors.

(f)    "Effective Date" of the Plan has the meaning set forth in Section 8.4 of the Plan.

(g)    “Eligible Participant” means any person who is a Non-Employee Director on the Effective Date or becomes a Non-Employee Director while this Plan is in effect; except that during any period a Director is prohibited from participating in the Plan by the Company or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.

(h)    “Equity Award” means stock options, Restricted Stock, Restricted Stock Units, stock appreciation rights, or other awards based on or derived from the Stock which are authorized under the Incentive Plan for award to Non-Employee Directors.

(i)    “Incentive Plan” means the Roper Technologies, Inc. 2021 Incentive Plan, or any subsequent equity compensation plan approved by the shareholders of the Company and designated by the Committee as the Incentive Plan for purposes of this Plan.

(j)    “Non-Employee Director” means a member of the Board of Directors who is not an employee of the Company or any of its subsidiaries.

(k)    “Plan” means this Roper Technologies, Inc. Director Compensation Plan, as amended from time to time.

(l)    “Plan Year(s)” means the approximate twelve-month periods between annual meetings of the shareholders of the Company.

(m)    “Restricted Stock Unit” or “RSU” has the meaning assigned such term in the Incentive Plan.

(n)    “Restricted Stock” has the meaning assigned such term in the Incentive Plan.

(o)    “Stock” and “Shares” have the meanings assigned to such terms in the Incentive Plan.

(p)    “Supplemental Annual Cash Retainer” means the annual cash retainer payable by the Company to a Non-Employee Director pursuant to Section 5.2 hereof, as such amount may be changed from time to time.

(q)    “Total Annual Retainer” for any given Non-Employee Director means the Base Annual Cash Retainer and, if applicable, any Supplemental Annual Cash Retainer to which he or she is entitled under the Plan.

ARTICLE 3
ADMINISTRATION

3.1.    ADMINISTRATION. The Plan shall be administered by the Board or the Committee. Subject to the provisions of the Plan, the Board or the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s or the Committee’s interpretation of the Plan, and all actions taken and determinations made by the Board or the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its shareholders and Non-Employee Directors. The Board or the Committee may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board or the Committee.

3.2.    RELIANCE. In administering the Plan, the Board or the Committee may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board or the Committee in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.

3.3.    INDEMNIFICATION. Each person who is or has been a member of the Committee or who otherwise participates in the administration or operation of the Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Board, to defend the same at the Company’s own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification to which any such person may be entitled under the Company’s certificate of incorporation, bylaws, contract or Delaware law.

ARTICLE 4
SOURCES OF SHARES

4.1.    SOURCE OF SHARES FOR THE PLAN. Equity Awards that may be issued pursuant to the Plan shall be issued under the Incentive Plan, subject to all of the terms and conditions of the Incentive Plan. The terms contained in the Incentive Plan are incorporated into and made a part of this Plan with respect to Equity Awards granted pursuant hereto, and any such awards shall be governed by and construed in accordance with the Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Incentive Plan and the provisions of this Plan, the provisions of the Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of Shares for the grant of the Equity Awards described herein.

ARTICLE 5
CASH COMPENSATION

5.1.    BASE ANNUAL CASH RETAINER. Each Eligible Participant shall be paid a Base Annual Cash Retainer for service as a Director. The amount of the Base Annual Cash Retainer shall be established from time to time by the Board or the Committee. The amount of the Base Annual Cash Retainer is set forth in Schedule I, as may be amended from time to time. An Eligible Participant will receive a prorata Base Annual Cash Retainer based on the number of full months he or she serves in such Non-Employee Director position during the relevant calendar year.

5.2. SUPPLEMENTAL ANNUAL CASH RETAINER. Certain Eligible Participants shall be paid a Supplemental Annual Cash Retainer for service as chair of the Board and/or chair of a committee of the Board. The amount and recipients of the Supplemental Annual Cash Retainer shall be established from time to time by the Board or the Committee and shall be set forth in Schedule I, as amended from time to time.

A prorata Supplemental Annual Cash Retainer will be paid to any Eligible Participant who is elected by the Board to a position eligible for a Supplemental Annual Retainer, based on the number of full months he or she serves in such eligible chair position during the relevant calendar year.

5.3. TRAVEL EXPENSE REIMBURSEMENT. All Eligible Participants shall be reimbursed for reasonable travel expenses (including spouse’s expenses to attend events to which spouses are invited) in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer or Chair of the Board requests the Non-Employee Director to participate.

5.4. DEFERAL OF CASH COMPENSATION. An Eligible Participant may elect to defer some or all of his or her Total Annual Retainer pursuant to the terms of the Deferred Compensation Plan. Any such deferrals shall be subject to the election timing and distributions rules set forth in the Deferred Compensation Plan.

ARTICLE 6
EQUITY COMPENSATION

6.1.    EQUITY AWARDS. Eligible Participants will be granted annual Equity Awards pursuant to the Incentive Plan. Beginning with Plan Year 2021, until otherwise determined by the Committee, Equity Awards shall be made hereunder, at the election of the Eligible Participant, in the form Restricted Stock Units or Restricted Stock.
6.2 RESTRICTED STOCK UNITS Subject to Share availability under the Incentive Plan, each Eligible Participant that elects to receive RSUs shall receive an award of RSUs on the day following the Annual Meeting of Shareholders held in that Plan Year; provided, however, the date of grant of any prorata award shall be made on or as soon as practicable after the date that the person first becomes an Eligible Participant (“Annual RSUs”). Annual RSUs shall be subject to the terms and conditions in the form of Restricted Stock Unit Award Certificate for Non-Employee Directors set forth in Schedule II, as may be amended from time to time.

(a) Number of Annual RSUs. The number of Annual RSUs to be granted shall be established from time to time by the Board or the Committee and shall be set forth in Schedule I, as amended from time to time. A prorata Annual RSU award will be granted to any person who becomes an Eligible Participant on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as an Eligible Participant during the Plan Year, rounded to the next highest whole share.

(b) Conversion to Stock. Each Annual RSU represents the right to receive one share of Stock on a date that is on or after the vesting date (the “Conversion Date”). Unless the Eligible Participant has made a timely deferral election in accordance with Section 6.2(c), the Conversion Date for the Annual RSUs shall be the vesting date.

(c) Deferral of Conversion of RSUs. An Eligible Participant may elect to defer the Conversion Date for RSUs pursuant to the terms of the Deferred Compensation Plan and such deferred date is referred to herein as the “Deferred RSU Conversion Date.”. Any such deferrals shall be subject to the election timing and distributions rules set forth in the Deferred Compensation Plan.

(d) Dividend Equivalents. If and when cash dividends or other cash distributions are paid with respect to the Stock while the RSUs are outstanding, the dollar amount such dividends or distributions with respect to the number of shares of Stock then underlying the RSUs shall be accumulated, held by the Company and paid to the Eligible Participant following the applicable Conversion Date or Deferred RSU Conversion Date.

(e) Other Shareholder Rights. Non-Employee Directors shall not have voting or any other rights as a shareholder of the Company with respect to the RSUs. Upon conversion of the RSUs into shares of Stock at the Conversion Date or any applicable Deferred RSU Conversion Date, the Non-Employee Director will obtain full voting and other rights as a shareholder of the Company.

6.3 RESTRICTED STOCK
Subject to Share availability under the Incentive Plan, each Eligible Participant that elects to receive Restricted Stock shall receive an award of Shares of Restricted Stock on the day following the Annual Meeting of Shareholders held in that Plan Year; provided, however, the date of grant of any prorata award shall be made on or as soon as practicable after the date that the person first becomes an Eligible Participant (“Annual Restricted Stock”). Annual Restricted Stock shall be subject to the terms and conditions in the form of Restricted Stock Award Certificate set forth in Schedule III, as may be amended from time to time.

The number of Shares of Annual Restricted Stock to be granted shall be established from time to time by the Board or the Committee and shall be set forth in Schedule I, as amended from time to time. A prorata Annual Restricted Stock award will be granted to any person who becomes an Eligible Participant on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as an Eligible Participant during the Plan Year, rounded to the next highest whole share.

ARTICLE 7
AMENDMENT, MODIFICATION AND TERMINATION

7.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, require shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Stock is listed or traded, then such amendment shall be subject to shareholder approval; and provided further, that the Board or the Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason. Modification of Equity Awards granted under this Plan shall be subject to the provisions of the Incentive Plan.

ARTICLE 8
GENERAL PROVISIONS

8.1 ADJUSTMENTS.. The adjustment provisions of the Incentive Plan shall apply with respect to Equity Awards outstanding or to be granted pursuant to this Plan.

8.2 DURATION OF THE PLAN.. The Plan shall remain in effect until terminated by the Board or the Committee.

8.3 EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.

8.4 EFFECTIVE DATE. The Plan was adopted by the Committee on June 14, 2021, and became effective on that date (the “Effective Date”).

SCHEDULE I

DIRECTOR COMPENSATION SCHEDULE

The following is effective as of January 1, 2020

Base Annual Cash Retainer (all Directors): $60,000

Supplemental Annual Cash Retainers:
Chair of Audit Committee: $5,000
Chair of Compensation Committee: $5,000
Chair of Nominating and Corporate Governance Committee: $5,000
Independent Chair of the Board: $125,000

Meeting Fees:

There are no fees for Board meetings or committee meetings.

Annual Award of Restricted Stock Units or Restricted Stock:

The number of RSUs or Shares of Restricted Stock that equal an economic value of $385,000 measured by using the closing price for the Stock on the date of grant.

Limitation on Compensation:

Any annual increase in aggregate pay (cash and equity) is limited to no more than 3% in any one year period, and no more than 6% in the three year period ended 2022.

SCHEDULE II
RESTRICTED STOCK UNIT AWARD CERTIFICATE

Non-transferable
GRANT TO

_____________________________, a Non-Employee Director
("Grantee")

by Roper Technologies, Inc. (the "Company") of

[_______]
Restricted Stock Units (the “Units”) settled in shares of its common stock, par value $0.01 (the "Shares")

pursuant to and subject to the provisions of the Roper Technologies, Inc. Director Compensation Plan (the "Director Compensation Plan"), which is operated as a subplan of the Roper Technologies, Inc. 2021 Incentive Plan (the "Incentive Plan" and, together with the Directors Compensation Plan, the "Plans"), and to the terms and conditions set forth on the following page. Unless vesting is accelerated in accordance with the Plans, the Units shall vest (become non-forfeitable) in accordance with the following schedule:

Continuous Service as a Director from Grant Date to:	Percent of Units Vested
6-month anniversary of the Grant Date	50%
1 day prior to the next annual meeting of shareholders of the Company	Remaining 50%

IN WITNESS WHEREOF, Roper Technologies, Inc. has caused this Certificate to be executed as of the Grant Date, as indicated below.

ROPER TECHNOLOGIES, INC.

By: _________________________________________
Its: Authorized Officer

Grant Date: ________________________________

TERMS AND CONDITIONS

1. Grant of Units. The Company hereby grants to the Grantee named on page 1 hereof, subject to the restrictions and the terms and conditions set forth in the Plans and in this award certificate (this "Certificate"), the number of Restricted Stock Units indicated on page 1 hereof (the "Units") which represent the right to receive an equal number of Shares on the terms set forth in this Certificate. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plans.

2. Vesting of Units. The Units have been credited to a bookkeeping account on behalf of Grantee. The Units will vest and become non-forfeitable on the earliest to occur of the following (the "Vesting Date"):

(a)as to the percentages of the Units specified on page 1 hereof, on the dates specified on page 1 hereof; provided Grantee is then still a Non-Employee Director on such date, or
(b)as to all of the Units, upon Grantee's Separation from Service due to death or Disability, or
(c)as to all of the Units, upon the occurrence of a Change in Control.

If Grantee's service as a Non-Employee Director terminates prior to the Vesting Date for any reason other than as described in (b) above, Grantee shall forfeit all right, title and interest in and to the unvested Units as of the date of such termination, the Units will be reconveyed to the Company without further consideration or any act or action by Grantee, and the Units will not be settled in Shares for Grantee.

3. Settlement to Shares. Unless the Units are forfeited prior to the Vesting Date as provided in Paragraph 2, the vested Units will be settled in Shares on SELECT ONE BASED ON THE PRE-GRANT ELECTION OF THE DIRECTOR: [the Vesting Date] [the date of Grantee's Separation from Service for any reason] [the earlier of _________, 20__ or the date of Grantee's Separation from Service for any reason] [the earlier of _________, 20__ or the fifth anniversary of the date of Grantee's Separation from Service for any reason] (the "Settlement Date"). Shares will be registered on the books of the Company in Grantee's name as of the Settlement Date and will remain in uncertificated, book-entry form unless Grantee requests a stock certificate or certificates for the Shares.

4. Dividend Equivalents. Grantee shall be entitled to receive cash payments with respect to each Unit equal to any cash dividends and other distributions paid with respect to a Share. The dollar amount such dividends or distributions with respect to the number of shares of Stock then underlying the Units shall be accumulated, held by the Company and paid to Grantee following the applicable Settlement Date.

5. Rights as Shareholder. The Units do not confer to Grantee any rights of a shareholder of the Company unless and until Shares are in fact registered in connection with the settlement of Units. Grantee shall not have voting or any other rights as a shareholder of the Company with respect to the Units. Upon settlement of the Units in Shares, Grantee will obtain full voting and other rights as a shareholder of the Company.

6. Changes in Capital Structure. The provisions of Article 14 of the Incentive Plan shall apply to this award and are incorporated herein by reference.

7. Restrictions on Transfer and Pledge. No right or interest of Grantee in the Units may be pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company or an Affiliate, or be subjected to any lien, obligation or liability of Grantee to any other party other than the Company or an Affiliate. Units are not assignable or transferable by Grantee other than by will or the laws of descent and distribution.

8. No Right to Continued Service. Nothing in this Certificate shall interfere with or limit in any way the right of the Company to terminate Grantee's service as a Non-Employee Director at any time, nor confer upon Grantee any right to continue service as a Non-Employee Director.

9. Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee's consent, reduce or diminish the value of this Award determined as if it had been fully vested and settled on the date of such amendment or termination.

10. Plans Control. The terms contained in the Plans are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plans. In the event of any actual or alleged conflict between the provisions of the Plans and the provisions of this Certificate, the provisions of the Plans shall be controlling and determinative. In the event of any actual or alleged conflict between the provisions of the two Plans, the provisions of the Incentive Plan shall be controlling and determinative.

11. Successors. This Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Certificate and the Plans.

12. Severability. If any one or more of the provisions contained in this Certificate is invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

13. Notice. Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Roper Technologies, Inc., 6901 Professional Parkway, Suite 200, Sarasota, Florida 34240; Attention: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

SCHEDULE III
RESTRICTED STOCK AWARD CERTIFICATE
Non-transferable
GRANT TO

, a Non-Employee Director (“Grantee”)
by Roper Technologies, Inc. (the “Company”) of
shares of its common stock, $0.01 par value (the “Shares”)

pursuant to and subject to the provisions of the Roper Technologies, Inc. Director Compensation Plan (the “Director Compensation Plan”), which is operated as a subplan of the Roper Technologies, Inc. 2021 Incentive Plan (the “Incentive Plan” and, together with the Director Compensation Plan, the “Plans”), and to the terms and conditions set forth on the following page.
Unless vesting is accelerated in accordance with the Plans, the Shares will vest (become non-forfeitable) in accordance with the following schedule:

Continuous Service as a Director from Grant Date to:	Percent of Shares Vested
6-month anniversary of the Grant Date	50%
1 day prior to the next annual meeting of shareholders of the Company	Remaining 50%

IN WITNESS WHEREOF, Roper Technologies, Inc. has caused this Certificate to be executed as of the Grant Date, as indicated below.

ROPER TECHNOLOGIES, INC.

By: _________________________________________
Its: Authorized Officer

Grant Date: ________________________________

TERMS AND CONDITIONS

1. Restrictions. The Shares are subject to each of the following restrictions. “Restricted Shares” mean those Shares that are Restricted Stock subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. If Grantee’s service as a Non-Employee Director terminates for any reason other than as set forth in paragraph (b) of Section 2 hereof, then Grantee shall forfeit all of Grantee’s right, title and interest in and to the Restricted Shares as of the date of termination of service as a Non-Employee Director, and such Restricted Shares shall revert to the Company immediately following the event of forfeiture. The restrictions imposed under this Section shall apply to all Shares or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plans.

2. Expiration and Termination of Restrictions. The restrictions imposed on the Restricted Shares will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”):
(a)as to the percentages of the Restricted Shares specified on the page 1 hereof, the dates specified on page 1 hereof; provided Grantee is then still a Non-Employee Director on such date; or
(b)as to all of the Restricted Shares, the date of Grantee’s Separation from Service due to death or Disability; or
(c)as to all of the Restricted Shares, the occurrence of a Change in Control.

3. Delivery of Shares. The Restricted Shares will be registered in the name of Grantee as of the date of grant and may be held by the Company during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restricted Period with respect to such Restricted Shares, such certificate shall be registered in the name of Grantee and shall bear a legend in substantially the following form: “This certificate and the shares of stock represented hereby are subject to the terms and conditions contained in a Restricted Stock Award Certificate between the registered owner of the shares represented hereby and Roper Technologies, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Certificate, copies of which are on file in the offices of Roper Technologies, Inc.” Stock certificates for the Shares, without the above legend, shall be delivered to Grantee or Grantee’s designee upon request of Grantee after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply, if deemed advisable by the Company, with registration requirements under the 1933 Act, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

4. Voting and Dividend Rights. Grantee, as beneficial owner of the Restricted Shares, shall have full voting and dividend rights with respect to the Restricted Shares during, and with respect to the Shares after, the Restricted Period. Each dividend payment, if any, shall be made no later than the end of the calendar year in which the dividend is paid to the shareholders or, if later, the 15th day of the third month following the date the dividend is paid to shareholders. Any non-cash dividends shall be subject to the restrictions imposed under Section 1 hereof. If Grantee forfeits any rights he or she may have under this Certificate, Grantee shall no longer have any rights as a stockholder with respect to the Restricted Shares or any interest therein and Grantee shall no longer be entitled to receive dividends on such stock. In the event that for any reason Grantee shall have received dividends upon such stock after such forfeiture, Grantee shall repay to the Company any amount equal to such dividends.

5. Changes in Capital Structure. The provisions of Article 14 of the Incentive Plan shall apply to this award and are incorporated herein by reference.

6. No Right to Continued Service. Nothing in this Certificate shall interfere with or limit in any way the right of the Company to terminate Grantee’s service as a Non-Employee Director at any time, nor confer upon Grantee any right to continue service as a Non-Employee Director.

7. Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee's consent, reduce or diminish the value of this Award determined as if it had been fully vested and settled on the date of such amendment or termination.

8. Plans Control. The terms contained in the Plans are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plans. In the event of any actual or alleged conflict between the provisions of the Plans and the provisions of this Certificate, the provisions of the Plans shall be controlling and determinative. In the event of any actual or alleged conflict between the provisions of the two Plans, the provisions of the Incentive Plan shall be controlling and determinative.

9. Successors. This Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Certificate and the Plans.

10. Severability. If any one or more of the provisions contained in this Certificate is invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

11. Notice. Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Roper Technologies, Inc., 6901 Professional Parkway, Suite 200, Sarasota, Florida 34240; Attention: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.